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                                                                      EXHIBIT 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-8833 and 33-78340) pertaining to the 1987 and 1994 Stock Option Plans of OptimumCare Corporation of our report dated March 26, 1998, with respect to the consolidated financial statements and schedule of OptimumCare Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1997.





Orange County, California
March 26, 1998